Exhibit (10)(ix)

Northern Partners Incentive Plan – North American Plan

1. Purpose of Plan

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The purpose of the Northern Partners Incentive Plan (the “Plan”) is to promote the achievement of superior financial and operating performance of Northern Trust Corporation and its subsidiaries (hereinafter referred to as “Northern Trust”), and further the objective of delivering unrivaled service quality to its clients and partners through the awarding of incentive payments to selected employees.

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The Plan supercedes all incentive plans previously established or maintained by Northern Trust providing for any form of incentive, bonus or commission compensation, including, but not limited to the 2003 Annual Performance, Annual Incentive, and respective Business Unit Specialized Incentive Plans.[1] No further awards will be made under any such predecessor plans for any period after June 30, 2004.

2. Plan Year / Effective Date / Termination

•	The Plan Year is the calendar year from January 1 to December 31.

•	The Plan was adopted by the Board of Directors of Northern Trust Corporation on July 19, 2004.

•	The Plan shall remain in effect until terminated by the Board of Directors of Northern Trust Corporation.

3. Plan Performance Periods

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Under the Plan, incentives may be determined and paid on a quarterly, semi-annual, or an annual basis, depending upon the incentive category to which a participant is assigned and the structure of the potential award determined for the participant. The applicable performance periods and frequency of award payments are determined by Business Unit management.

•	The performance periods for the Plan Year for incentives with quarterly payments are as follows:

•	January 1 to March 31;

[1]	However, nothing herein shall be interpreted to supercede the Management Performance Plan.

•	April 1 to June 30;

•	July 1 to September 30; and

•	October 1 to December 31.

•	The performance periods for the Plan Year incentives with semi-annual payments are as follows:

•	January 1 to June 30; and

•	July 1 to December 31.

•	The performance period for all other awards under the Plan is the Plan Year, unless otherwise approved by the Executive Vice President of Human Resources.

4. Eligibility / Participation

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Participants in the Plan for the Plan Year are those employees designated by their respective Business Units as eligible to participate in the Plan. Participants are generally designated at the beginning of the Plan Year. In addition, those employees who have a change in job duties are promoted, or who are hired during the performance period may be considered for inclusion and designated by their respective Business Units for partial Plan Year participation.

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Designation for participation in this Plan for one Plan Year or a portion thereof does not establish eligibility for participation in any subsequent Plan Year or for any form of incentive, bonus or commission compensation with respect to any subsequent period.

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Participants are assigned for the Plan Year to one of the following incentive categories within the Plan as their primary eligibility for their current role. However, participants may receive payments under multiple incentive categories within a Plan Year:

•	Northern Performance Incentives

•	Northern Sales Incentives

•	Northern Technical Incentives

5. Award Targets

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An award target, generally expressed as a percent of a participant’s base salary at the beginning of the Plan Year, will be communicated to each participant annually as a potential award goal provided that Corporate and Business Unit goals and individual performance expectations are achieved.

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The award and payment of any incentive amount is at the absolute discretion of Northern Trust. Management has the discretion not to award participants an incentive payout or to reduce the amount of the incentive payout if either Corporate, Business Unit or individual performances are not in line with expectations or due to any other reason as the Management deems fit in its sole discretion. This may mean that, regardless of individual performance, where Corporate or Business Unit performance is not in line with expectations (or any other factors as Northern Trust determines appropriate), participants may receive no payout.

6. Individual Performance Measures

•	Each participant will receive performance expectations, including a risk management expectation, for the Plan Year that will consist of both objective goals and subjective performance assessments.

•	Each participant’s manager will establish the participant’s performance expectations as early in the Plan Year as practicable.

•	Weighting of each individual performance expectation will be determined by the participant’s manager, with the exception that the risk management expectation cannot be weighted less than 10%.

7. Plan Funding

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At the beginning of each Plan Year, the Compensation and Benefits Committee of the Board of Directors of Northern Trust Corporation will determine a Corporate Earnings Target and projected funding for awards under the Plan. Likewise, Business Unit management will determine appropriate earnings targets, performance standards, and projected funding for awards to Plan participants in their respective Business Unit. Management reserves the right to either increase or decrease the original projected funding amount for the Corporate and Business Unit levels due to actual results and each Business Unit’s relative contribution to actual results, effective risk management, or for any other reason as Management deems fit in its sole discretion. Where funding is reduced in respect of Corporate or Business Unit amounts, this may result in no incentive payout, regardless of individual performance or any other factors. In addition, the funding amount is subject to final approval by, and may be further reduced by, the Committee after the end of the performance period, as described at Section 10, below.

8. Individual Award Determination

•	All awards (if any) are impacted by available Plan funding, as determined and adjusted by Corporate and Business Unit management in its discretion.

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Awards (if any) are determined by Business Unit management after the end of the applicable performance period, based upon an assessment of individual performance during the applicable performance period, taking into consideration:

•	Individual performance expectations, including the risk management expectation;

•	Overall contribution to Corporate and Business Unit earnings, relative to peers; and

•	Competitiveness of a participant’s total compensation.

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Formula-driven performance measures are one of several factors for determination of award amounts. Both quantitative and qualitative performance criteria will be used to evaluate performance. Thus, management has the full discretion both during and after the performance period, up until the actual settlement of the award, as described in Paragraph 10, not to make an award or to adjust all awards up or down based on subjective performance evaluation, funding considerations, and any other factors which management, in its absolute discretion, determines appropriate.

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In addition to the foregoing, all awards must also comply with applicable regulatory requirements and may be risk-adjusted within management’s discretion for all individual employees or groups of employees who, individually or collectively, may expose Northern Trust Corporation to more substantial amounts of risk.

9. Conditions on Eligibility for Payment of Awards.

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In order for a participant to be eligible for payment of an award, except as specifically set forth below, the participant must continue in employment with Northern Trust and the Business Unit that designated him or her as a participant, and contribute toward achievement of Corporate and Business Unit goals, throughout the applicable performance period.

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A participant who was designated by a Business Unit and transfers to another Business Unit during the applicable performance period may, as determined by management of the transferring Business Unit in its sole discretion, be determined eligible for a pro-rata payment of an award for work performed during the performance period for the transferring Business Unit, provided that Corporate and Business Unit goals and individual performance expectations, and any other factors which Northern Trust may determine applicable, are achieved. Payment of such pro-rata awards will be made at the same time all other awards are paid for such performance period.

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In order for a participant to be eligible for consideration for payment of an award, the participant must continue employment with Northern Trust in good standing during the entire performance period established for the award. Good standing means:

•	The participant has satisfactorily met performance expectations, including risk management performance expectations, as determined by the participant’s manager;

•	The participant has complied with all Northern Trust policies and standards of conduct;

•	The participant has not engaged in any activity competitive with Northern Trust’s business or otherwise detrimental to Northern Trust’s business; and

•	The participant has not served or been served with notice to terminate the participant’s employment.

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Notwithstanding the foregoing, management may, in its absolute discretion, determine that a pro-rata award will be paid in the event of termination of employment with Northern Trust by a participant on account of death, disability (as defined below), retirement (as defined below), or involuntary termination by Northern Trust without cause (as defined below), such as job elimination or redundancy, taking into consideration the portion of the performance period worked by the participant, the individual performance of the participant during such portion of the performance period worked, and the availability of Corporate, Business Unit and individual performance measurements as of the date of termination and any other factors as Northern Trust may from time to time take into account.

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For this purpose, “cause” means the participant’s conviction or no contest pleading with respect to a felony, the participant’s other conduct which would require regulatory approval for employment or continued employment (e.g., under FDIC rules), or a determination by management that the participant has failed to meet performance expectations to the extent that termination is warranted, has violated Northern Trust policies or standards of conduct to the extent that termination is warranted, has abandoned or engaged in negligence with respect to his or her responsibilities, has engaged in fraud upon Northern Trust, or has disclosed Northern Trust confidential or proprietary information to an unauthorized person.

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For this purpose, termination on account of “retirement” means termination of the participant’s employment by reason of the participant having qualified for Normal, Early, or Postponed Retirement Pension benefits under any of Northern Trust’s U.S. or non-U.S. pension plans.

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For this purpose, termination on account of “disability” means, for a U.S. participant, the participant is eligible for and receives short-term and/or long-term disability benefits for twelve (12) consecutive months under the Northern Trust managed Disability Program, and for a non-US participant, as determined by management based on formal local country-specific definitions and eligibility criteria for disability benefits.

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In no circumstances will a pro-rata award or any accrued and retained but unpaid award be paid to a participant who terminates employment by resigning before the end of the applicable performance period or whose employment is terminated by Northern Trust for cause (as defined above).

10. Payment of Awards

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After the end of the performance period, Northern Trust shall make recommendations with respect to the final funding amount for the performance period, and whether each Participant’s award shall be settled in cash, a grant of equity-based compensation (e.g., restricted stock units or options) under the Northern Trust Corporation 2012 Stock Plan, or a combination thereof. Such recommendations (including the terms and conditions of each equity grant, which may include, but are not limited to, a deferred vesting schedule and possible forfeiture upon the occurrence of specified events (such as termination of employment, regulatory events, risk based events or behaviors, or changes in business conditions)), are subject to the review and approval of the Compensation and Benefits Committee of the Board of Directors of Northern Trust Corporation, and no grant of any equity award shall occur until the date of Committee action.

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Notwithstanding anything herein to the contrary, until the date of settlement of the award (whether by actual payment in cash and/or the grant by the Committee of equity-based compensation in accordance with the preceding paragraph), Northern Trust may in its absolute discretion reduce or eliminate any award.

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It is intended that all cash-settled awards made under the Plan shall constitute short-term deferrals for purposes of the regulations issued under Code Section 409A, and shall be paid within the deadline for short term deferrals, that all other awards hereunder shall constitute short-term deferrals for purposes of the regulations under Code Section 409A or comply with that Code Section and the regulations thereunder, and all provisions of this Plan shall be interpreted in all events in a manner consistent with such intent.

11. Administration

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The Plan shall be administered by the Executive Vice President of Human Resources and the Compensation Division of the Human Resources Department. Subject to the provisions of the Plan, the Executive Vice President of Human Resources shall be authorized to interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Executive Vice President of Human Resources in the administration of the Plan, as described herein, shall, upon consultation with members of the Management Group, be final and conclusive. The Executive Vice President of Human Resources shall be responsible for final approval of all awards to be paid under the Plan.

•	Responsibilities of the Compensation Division of the Human Resources Department:

•	Guide incentive award determinations;

•	Review and monitor financial accruals in conjunction with the Controller’s Department;

•	Prepare communications to Plan participants;

•	Participate in a yearly review of all compensation plans so that the designs do not encourage imprudent risk taking;

•	Participate in a yearly assessment of the full range of inherent risks in order to identify those partners whose responsibilities might lead to imprudent risk-taking; and

•	Direct processing of incentive awards.

•	Business Unit Responsibilities:

•	Identification of Plan participants;

•	Prepare and communicate individual performance expectations;

•	Determine and recommend awards for approval by Business Unit Head; and

•	Communicate award decisions to participants

•	Risk Management Responsibilities

•	Participate in a yearly review of all compensation plans so that the designs do not encourage imprudent risk taking;

•	Undertake a yearly assessment of the full range of inherent risks in order to identify those partners whose responsibilities might lead to imprudent risk-taking;

•	Participate in the design of any NPIP Addendum and any other new or revised incentive plan to assess plans’ effectiveness in balancing imprudent risk taking; and

12. Contractual Rights

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Neither the Plan, nor any action taken thereunder, shall be construed as creating a contract or any contractually enforceable rights to any employee, retiree, terminated employee, or other person. The Plan is entirely discretionary in nature; the award of any incentive and its amount will be at Northern Trust’s absolute discretion. No employee, retiree, terminated employee or other person shall have any claim or right to be designated a participant or granted an award under the Plan. No participant, or any other person claiming a right under the Plan, shall have any right to any specific assets of Northern Trust, regardless of whether Northern Trust establishes an account for purposes of accumulating funds to be used for payment of Plan awards. Neither the Plan, nor any action taken thereunder, shall be construed as giving any employee or other person any right to be retained in the employ of Northern Trust or otherwise alter any U.S. participant’s status as an at-will employee.

13. Other Provisions

The following miscellaneous provisions are applicable to the Plan:

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Except in the event of death of a participant, the rights and interests of the participant under the Plan shall not be assigned, encumbered, or transferred. In the event of a US participant’s death, the award, if any, shall be made payable to the participant’s beneficiary as designated on the benefits online resource, My Place. If a US participant has not designated a beneficiary or if no designated beneficiary is living on the date of the US participant’s death, the award, if any, shall be paid to those persons who would be entitled to receive distribution of the US participant’s accounts under The Northern Trust Company Thrift-Incentive Plan (“TIP”) as if the US participant had not designated a TIP beneficiary. In the event of the death of a non-US participant, the Plan will be administered in accordance with applicable local rules.

•	All awards are subject to legally required withholdings.

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For U.S. participants, all questions pertaining to the validity, construction, interpretation and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois without application of its laws regarding conflict of laws. For non-U.S. participants, all questions pertaining to the validity, construction, interpretation and administration of the Plan and any award hereunder shall be determined in conformity with the applicable local laws and regulations to the extent in conflict with Illinois law, and otherwise shall be determined in conformity with the laws of the State of Illinois absent such conflict.

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It is intended that all awards payable under the Plan shall be in compliance with Regulation R of the Board of Governors of the Federal Reserve System, and similar regulations promulgated by the Securities and Exchange Commission.

14. Internal Audit

•	All awards may be subject to review and approval by the Auditing Department and final review and approval by the Executive Vice President of Human Resources, prior to any award distribution.

15. Plan Amendment and Termination

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Northern Trust reserves the right to suspend or terminate the Plan, or to amend any or all of the provisions of the Plan, at any time, including during a performance period and without prior notice to participants. The Board of Directors of Northern Trust Corporation shall approve any material amendments to the Plan. The Executive Vice President of Human Resources shall have the authority to make any non-material amendments to the Plan or amendments deemed required, authorized or desirable under applicable statutes, regulations or rulings without the approval of the Board of Directors of Northern Trust Corporation. In the event of termination of the Plan, only awards determined for completed performance periods and which are approved by the Executive Vice President of Human Resources shall be payable.